Exhibit 10.5.10
DATED 9th July 1998
WESLEYAN ASSURANCE SOCIETY
- and -
PROCTER & GAMBLE (L&CP) LIMITED and
PROCTER & GAMBLE (HEALTH & BEAUTY CARE) LIMITED
- and-
PROCTER & GAMBLE LIMITED
- and-
TOTAL RESEARCH LIMITED
-and -
TOTAL RESEARCH CORPORATION

LICENCE TO UNDERLET AND
RELEASE OF OBLIGATION
- relating to -
Watermans Park High Street Brentford

Coley & Tilley
Neville House
14 Waterloo Street
Birmingham
B2 5UF

DEED OF LICENCE
PARTICULARS

(A)	DATE OF DEED	:	9th July 1998

(B)	PARTIES TO DEED	:

	(1) Landlord	:	WESLEYAN ASSURANCE SOCIETY of Colmore Circus Birmingham B4 6AR
	(2) Tenant	:	PROCTER & GAMBLE (L&CP) LIMITED and PROCTER & GAMBLE (HEALTH & BEAUTY CARE) LIMITED of Hedley House St. Nicholas Avenue Gosforth Newcastle upon Tyne
	(3) Tenant’s Surety	:	PROCTER & GAMBLE LIMITED of Hedley House St. Nicholas Avenue Gosforth Newcastle upon Tyne NE99 1EE
	(4) Undertenant	:	TOTAL RESEARCH LIMITED of Mulliner House Flanders Road London W4 1NN
	(5) Undertenant’s Surety	:	TOTAL RESEARCH CORPORATION of Independence Way CN 5305 Princeton New Jersey USA incorporated in the State of Delaware whose address for service in England is Mulliner House Flanders Road London W4 1NN

(C)	BRIEF DESCRIPTION OF DEMISED PREMISES	:	Watermans Park High Street Brentford

(D)	BRIEF PARTICULARS OF LEASE	:

	(1) Date of Lease	:	27th June 1985 as varied by a Deed of Substitution of Guarantor dated 14th October 1988 and made between Oxford & Cambridge Developments Ltd (1) Max Factor Ltd (2) International Playtex Inc(3) and Revlon Inc(4) and by a Deed of Variation also dated 14th October 1988 and made between Oxford and Cambridge Developments Ltd(l) Max Factor Ltd(2) Revlon Inc(3) and by a Deed of Substitution of Guarantor dated 20th September 1991 and made between Provident Mutual Life Assurance Association(l) Max Factor Ltd(2) Revlon Inc(3) and Procter & Gamble Ltd(4) and by a Deed of Variation made 14th May 1998 and made between the Landlord(1) The Tenant(2) and the Surety(3)
	(2) Length of Lease	:	25 years
	(3) Commencement Date	:	24th June 1985

(E)	BRIEF DESCRIPTION OF UNDERLET PREMISES	:	Watermans Park High Street Brentford

(F)	BRIEF PARTICULARS OF UNDERLEASE	:

	(1) Length of Term	:	Until 21st June 2010 (subject to a right to break on 24.6.2005)
	(2) Term Commencement Date	:	To be advised
	(3) Rent First Reserved	:	£187,677-00
	(4) Rent Commencement Date	:	15 Calendar months from [ ]
	(5) Rent Review Date	:	24th June 2005
	(6) Specified User	:	Office purposes and car parking

(G)	COVENANTS IN LEASE	:	3.32
THIS DEED is made on the date stated in the Particulars BETWEEN the Landlord specified in the Particulars (hereinafter called “the Landlord”) of the first part the Tenant specified in the Particulars (hereinafter called “the Tenant”) of the second part the Tenant’s Surety specified in the Particulars (hereinafter called “the Surety”) of the third part the Undertenant specified in the Particulars (hereinafter called the “Undertenant”) of the fourth part and the Undertenant’s Surety specified in the Particulars (hereinafter called “the Undertenant’s Surety”) of the fifth part SUPPLEMENTAL to the Lease specified in the Particulars (hereinafter called “the Lease”)
WHEREAS :-
(I) In this Deed “the Particulars” shall mean the details appearing on the preceding page comprising part of this Deed
(2) In the Lease there are contained (inter alia) the covenants which are set out in the Particulars relating to the assignment underletting and parting with the possession of the demised premises specified in the Particulars (hereinafter called “the demised premises”)
(3) The reversion immediately expectant upon the determination of the term granted by the Lease is now vested in the Landlord and the demised premises are now vested in the Tenant for all the residue of the said term
(4) The Tenant being desirous of granting such an Underlease of the underlet premises specified in the Particulars (hereinafter called “the underlet premises”) as is hereinafter mentioned has requested the Landlord to grant a Licence to the Tenant so to do and the Landlord has agreed to grant such a Licence upon the terms and conditions hereinafter contained
(5) The Tenant being desirous that the Underlease does not contain a provision for review of the rent reserved by the Underlease in the year 2000 as would be required pursuant to the terms of the said Lease has agreed with the Landlord to pay to it the sum of £8000 in consideration of the Landlord consenting to such departure from the terms of the said Lease
WITNESSETH as follows:-
1.1 IN consideration of the covenants hereinafter contained the Landlord HEREBY GRANTS unto the Tenant licence to grant to the Undertenant an

2

Underlease of the underlet premises for the term and upon the conditions mentioned in sub-clause 3 hereof
1.2 IN consideration of the sum of £8,000 paid by the Tenant to the Landlord (the receipt of which the Landlord acknowledges) the Landlord confirms that the Underlease (notwithstanding the terms of the Lease) need not contain a provision for the review of the rent under the Underlease in the year 2000
1.3 THE terms and conditions of the Underlease shall be as follows:-
(a) The length of term, the term commencement date, the rent reserved, the rent commencement date, the rent review date(s) and the user shall be as set out in the Particulars
(b) The Underlease shall contain (inter alia):-
(i) a condition for re-entry on breach of any covenant on the part of the Undertenant
(ii) an unqualified covenant on the part of the Undertenant with the Landlord and the Tenant that the Undertenant will not assign any part of the underlet premises (as distinct from the whole of the demised premises) nor demise underlet or otherwise part with possession of any part of the underlet premises (other than an accepted part) or to share occupation of the whole or any part thereof for all or any part of the sub-term save that the Undertenant may share the occupation of the underlet premises with any subsidiary or any associated company as defined by section 736 Companies Act 1967 or with members of the same group of companies as defined by section 42 Landlord & Tenant Act 1954 so long as such companies remain within the same group of companies and on the basis that no relationship of Landlord and Tenant is thereby created

3

(iii) a covenant on the part of the Undertenant with the Landlord and the Tenant that the Undertenant will not assign demise underlet or otherwise part with possession of the whole (or in the case of a demise or underletting only an accepted part) of the underlet premises without the licence in writing of the Landlord and the Tenant the grant of which shall be subject to the same provisions contained in clause 3.32 of the said Lease including a requirement for the Undertenant on any assignment to enter into an authorised guarantee agreement in favour of the Landlord and Tenant pursuant to section 16 of the Landlord and Tenant (Covenants) Act 1995 under which the Undertenant (a) guarantees the performance by its intended assignee of all the covenants and conditions on the part of the underlessee to be performed under the Underlease (b) the Undertenant is liable to the Tenant and the Landlord as principal debtor (c) that the Undertenant will in the event of the Underlease being disclaimed by or on behalf of the intended assignee take from the Tenant but only if so required by the Tenant by written notice to it within three months after such disclaimer a grant of another underlease of the underlet premises for the residue of the sub-term unexpired at the date of such disclaimer at the same rent thereinbefore reserved subject to the like covenants conditions and provisos as are therein contained the Undertenant on the execution of such further underlease to execute and deliver to the Tenant a counterpart thereof and (d) there are included incidental or supplementary provisions as are made pursuant to section 16(5)(d) of the said 1995 Act
(iv) a covenant not to sub-underlet nor permit any sub-underletting of any accepted part of the underlet premises without there first being

4

obtained an order of the Court under S38(4) of the Landlord and Tenant Act 1954 (as amended by S5 of the Law of Property Act 1969) authorising the exclusion of sections 24-28 (inclusive) of that Act in relation to the proposed sub-underletting any such sub-underlease to include an agreement on the part of the lessor and the lessee excluding such sections in relation to the tenancy thereby created
(v) a covenant on the part of the Undertenant with the Tenant that the Undertenant will not do or suffer to be done any act or thing upon or in relation to the underlet premises which will contravene any of the Lessee’s obligations contained in the Lease
(vi) provisions for the review of the rent reserved by the Underlease (which the Tenant hereby covenants to operate and enforce) corresponding both as to terms and dates with the provisions contained in the Lease for review of the rent thereby reserved save that the Underlease shall not contain a review of the rent thereby reserved in the year 2000
(vi) the same covenants and conditions (save the covenants to pay rent and the covenant regulating assignment and underletting) as are contained in the Lease so far as the same relate to the underlet premises
2. THE Tenant and the Tenant’s Surety (if any) HEREBY COVENANT with the Landlord as follows:-
(1) that the Tenant will at all times during the continuance of the term granted by the Underlease take such steps as are necessary to enforce the due performance and observance by the Undertenant or its successors in title of the covenants on the part of the Undertenant and the conditions contained in the Underlease and will not waive

5

or modify either expressly or by implication any of the said covenants or conditions without the prior written consent of the Landlord
(2) that where the Lessor’s consent or approval is required by the terms of the Underlease to any act matter or thing the Tenant will not give its consent or approval thereto unless and until the consent or approval of the Landlord has first been obtained
3. THE Undertenant and the Undertenant’s Surety (if any) HEREBY COVENANT with the Landlord that the Undertenant will at all times during the continuance of the term granted by the Underlease or if earlier until the Undertenant is released from its liabilities to the Tenant pursuant to the provisions of the 1995 Act duly perform and observe the several covenants on the part of the Lessee contained in the Lease (except only for the covenant for payment of the rent reserved thereby and the covenant regulating assignment and underletting) and the conditions contained therein so far as the same relate to or affect the underlet premises and will indemnify the Landlord against any loss or damage costs claims or expenses arising by reason or out of the non-performance or non-observance of the said covenants and conditions by the Undertenant or its successors in title or those deriving title under it
4. THE Tenant HEREBY FURTHER COVENANTS with the Landlord that the Tenant will within one month after the grant of the Underlease produce the counterpart or duplicate thereof to the Landlord for registration and pay the requisite fee
5. IT IS HEREBY EXPRESSLY AGREED AND DECLARED as follows:-
(1) that this Licence shall become void if the Underlease shall not have been completed within twelve months of the date hereof
(2) that the proviso for re-entry contained in the Lease shall be exercisable by the Landlord as well upon any breach or non-observance by the Tenant or the Undertenant respectively of the covenants herein contained as upon any breach or

6

non-observance of the covenants on the Lessee’s part or conditions contained in the Lease
(3) that this Licence is restricted to the underletting hereby authorised and all the covenants terms and provisions contained in the Lease including in particular but without prejudice to the generality of the foregoing the covenant by the Surety (if any) contained in the Lease shall remain in full force and effect
6. IN this Licence any covenant entered into by more than one person shall take effect as a joint and several covenant and where two or more persons are included in the expression “the Landlord” “the Tenant” “the Undertenant” “the Tenant’s Surety” and “the Undertenant%’s Surety” respectively the covenants expressed to be made by such persons shall be deemed to be joint and several covenants
7. THE costs including all Value Added Tax thereon of the Landlord’s Solicitors of and incidental to the preparation completion and stamping of this Licence and a counterpart thereof shall be paid by the Tenant
IN WITNESS whereof the parties hereto being Corporations have hereunto affixed their respective Common Seals and the parties hereto being individuals have set their respective hands in each case as a Deed the day and year first before written

The Common Seal of WESLEYAN	)
ASSURANCE SOCIETY was hereunto	)
affixed in the presence of:-)
	Director	[ILLEGIBLE]
	Asst. Secretary	[ILLEGIBLE]
The Common Seal of PROCTER &	)
GAMBLE (L & CP) LIMITED was	)		[SEAL]
hereunto affixed in the presence of:-)
	Director	[ILLEGIBLE]
	Secretary	[ILLEGIBLE]

7

The Common Seal of PROCTER &	)
GAMBLE (HEALTH & BEAUTY CARE))				[SEAL]
LIMITED was hereunto affixed in the	)
presence of :-)
		Director	[ILLEGIBLE]
		Secretary	[ILLEGIBLE]
The Common Seal of PROCTER &	)
GAMBLE LIMITED was hereunto	)			[SEAL]
affixed in the presence of :-)
		Director	[ILLEGIBLE]
		Secretary	/s/ A. J. Appleton
The Common Seal of TOTAL RESEARCH	)		A. J. Appleton
LIMITED was hereunto affixed in the	)		Appointed as authorised
presence of :-)			signatory of the Company
		Director	[ILLEGIBLE]
		Secretary	[ILLEGIBLE]

Signed as a deed on behalf of TOTAL	)
RESEARCH CORPORATION, a company	)
incorporated in Delaware USA,	)
by	)

being [a] person/s who in accordance with	)
the laws of that territory is/are acting under	)
the authority of the company	)
		Authorised signatory	[ILLEGIBLE]

8

DATED                                         1999
(1)	PROCTER & GAMBLE (L&CP) LIMITED and PROCTER & GAMBLE (HEALTH & BEAUTY CARE) LIMITED

-and-

(2)	TOTAL RESEARCH LIMITED

-and-

(3)	TOTAL RESEARCH CORPORATION
Counterpart

UNDERLEASE relating to office premises known as Watermans Park, High Street, Brentford in the London Borough of Hounslow

TITMUSS SAINER DECHERT
2 Serjeants’ Inn
London EC4Y 1 LT.
Ref: T17/P472-002
Date: 3.6.98
WP No: 949970:V08

THIS UNDERLEASE made the	1999 BETWEEN
(1)	PROCTER & GAMBLE (L&CP) LIMITED whose registered office is at Headley House St. Nicholas’ Avenue Gosforth Newcastle-upon-Tyne NE99 1 EE a company registered in England under number 3288185 and PROCTER & GAMBLE (HEALTH & BEAUTY CARE) LIMITED whose registered office is at The Heights Weybridge Surrey a company registered in England under number 436549 (hereinafter together called “the Lessor” which expression shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby granted)

(2)	TOTAL RESEARCH LIMITED whose registered office is situate at Mulliner House Flanders Road London W4 1NN Company Number 2802862 (hereinafter called “the Lessee” which expression where the context so admits shall include the successors in title of the Lessee) and

(3)	TOTAL RESEARCH CORPORATION whose registered office is at Independence Way CN 5305 Princeton New Jersey USA a company registered under the laws of Delaware USA and whose address for service in England is at Mulliner House Flanders Road London W4 1NN (hereinafter called “the Guarantor”).
WITNESSETH as fo1lows:-
1.	DEFINITIONS

1.1	In this Lease:-

1.1.1	“the term” means the term of years hereby created

1.1.2	“these Presents” means this Lease and any document which is supplemental thereto or which is entered into pursuant to or in accordance with the terms hereof

1.1.3	“the demised premises” means the land hereinafter described together with the appurtenances thereto belonging and together also with any building or part of a building now or hereafter erected thereon or on any part thereof including all boundary walls and fences (other than party walls and party fences) drains sewers pipes wires cables gutters conduits ducts and other media sanitary and water apparatus and things forming part of and serving the same and all additions alterations and improvements thereto which may be made during the term and all Landlord’s fixtures and fittings from time to time in and about the same including all plant installations apparatus and machinery used in connection with the demised premises and all carpets wall coverings and panelling and light fittings

1.1.4	“The Superior Lease” means an Underlease dated the 27th June 1985 and made between Crowvale Properties Limited (1) the Lessor (2) and International Playtex Inc. (3)

1.1.5	“The Planning Acts” means the Town and Country Planning Acts for the time being in force and any order instrument plan regulation permission consent and direction made or issued thereunder or deriving therefrom

1.1.6	“Development” shall have the meaning ascribed to it in the Planning Acts

1.1.7	“interest” means interest at the rate of 3% over Lloyds Bank Base Rate or its equivalent from time to time prevailing

1.1.8	“The President” means the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy

1.1.9	“the Insured Risks” means loss or damage by fire and special perils including but without prejudice to the generality of the foregoing lightning explosion impact aircraft earthquake riot civil commotion and malicious damage storm tempest or flood bursting or overflowing of water tanks boilers apparatus or pipes and such other risks (whether or not in the nature of the foregoing) as the Lessor may from time to time reasonably require

1.1.10	“An accepted part” means one or more complete suites of offices each suite being shown edged blue on the Plans including in the case of a sub-letting of more than one suite of offices (at the option of the Tenant) any common parts and services exclusively serving the suites of offices to be underlet

1.1.11	“the Plans” means the drawings numbered 994/101/B, 994/102/B 994/104/B and 994/105/A annexed hereto

1.1.12	“the common parts” means the areas referred to in Clause 3(2) of the Lease dated 14th June 1985 and made between The Mayor and Burgesses of the London Borough of Hounslow (1) and Crowvale Property Limited (2) but (for the avoidance of doubt) shall not include the adjoining area of the Arts Centre shown on the Plans other than the said area shown coloured blue on the plan attached to the said lease

1.1.13	“the Registered Entries” means all matters referred to in the property and charges register of title number NGL532392

1.1.14	“the Construction Regulations” the Construction (Design and Management) Regulations 1994 and all regulations and orders made pursuant therto;

AND in these presents where the context so admits

1.1.15	words importing the masculine gender shall include the feminine gender and words importing the singular number only shall include the plural number and vice versa and words importing a person and all references to a person shall include a corporation

1.1.16	should the Superior Lease later be determined or merged with a superior interest or in any other circumstances cease to exist this Lease shall nevertheless be read and construed as if the Superior Lease still subsisted

1.1.17	where there are two or more persons included in the expression “the Lessor” and/or “the Lessee” covenants contained in these presents which are expressed to be made by the Lessor and/or the Lessee shall be deemed to be made by such persons jointly and severally

1.1.18	in any case in which the consent or agreement of the Lessor is required under this Lease the giving of such consent by the Lessor shall be conditional upon the consent or agreement of any superior landlord being obtained wherever required under the Superior Lease but nothing in this Lease shall be construed as implying that any superior landlord cannot unreasonably refuse any such consent

1.1.19	any covenant in this Underlease by the Lessor not to do an act or thing shall be deemed to include an obligation not to agree or suffer such act or thing to be done and to use reasonable endeavours to prevent such act or thing being done by another person

2. THE TENANCY

2.1	In consideration of the rents and covenants on the part of the Lessee hereinafter reserved and contained the Lessor HEREBY DEMISES unto the Lessee ALL THAT piece or parcel of land Together with the building erected thereon or on some part thereof known as Watermans Park High Street Brentford in the London Borough of Hounslow shown coloured brown and red on the Plans but excluding the River Wall shown coloured green on the drawing numbered 994/101/B TOGETHER WITH the rights specified in the

First Schedule hereto EXCEPT AND RESERVING the rights and matters specified in the Second Schedule hereto TO HOLD the same unto the Lessee for a term of years from and including the [ ] and expiring on 21st June 2010 subject to the Registered Entries and the rights excepted and reserved by the Superior Lease and all easements and similar rights and privileges forthwith the demised premises are subject under the Superior Lease YIELDING AND PAYING therefor to the Lessor FIRST from [ ] until the twenty third day of June Two thousand and five the yearly rent of ONE HUNDRED AND EIGHTY SEVEN THOUSAND SIX HUNDRED AND SEVENTY SEVEN POUNDS (£l87,677.00) and thereafter such yearly rent as shall become payable under the Third Schedule hereto such rent to be paid in advance on the usual quarter days by equal quarterly instalments without any deduction (except for such tax as the Lessee may be authorised by law to deduct) the first such payment in respect of the period from [ ] until the quarter day thereafter to be made on [the quarter day preceding Rent Commencement Date] AND SECONDLY by way of further rent a sum or sums equal to the cost and the expenses incurred or paid by the Lessor in or incidental to the Lessor complying with its insurance obligations or rights hereinafter contained such further rent to be paid to the Lessor on demand

3.	LESSEE’S COVENANTS

3.1	THE LESSEE HEREBY COVENANTS with the Lessor to the intent that its obligations hereinafter contained shall continue throughout the term as follows:-

3.2	Pay Rents

To pay the said respective rents including any further rent payable hereunder at the times and in the manner aforesaid

3.3	Interest

To pay interest to the Lessor on any rent or other sums of money payable by the Lessee to the Lessor under these presents if the same shall not have been received by the Lessor within 7 days of the same becoming payable and in such event interest shall be calculated on a day to day basis for the period from the date upon which such money became payable until the date of receipt of payment by the Lessor and the aggregate amount for the time being so payable shall at the option of the Lessor be recoverable by action or as rent in arrear PROVIDED that nothing in this sub-clause contained shall entitle the Lessee to withhold or delay any payment of rent or other sums of money after the date upon which it first falls due or in any way prejudice affect or derogate from the rights of the Lessor under the proviso for re-entry hereinafter contained

3.4	Pay rates etc.

To bear pay and discharge and at all times to keep the Lessor fully indemnified from and against all liability in respect of all rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or otherwise) which now are or may at any time hereafter during the term be charged levied assessed or imposed upon the demised premises or upon the owner or occupier in respect thereof and without prejudice to the generality of the foregoing to pay any tax levy duty charge or imposition whatsoever arising as a result of the sale transfer underletting or other disposition or the deemed sale transfer underletting or other deemed disposition of the demised premises or any part thereof by the Lessee or any person under its control or any person deriving title under or through the Lessee

3.5	Maintain lift boiler and air conditioning plant

To keep all lighting heating ventilation air conditioning and drainage plant installations hot and cold water and sanitary systems lifts and tire equipment (including electrical wiring gas oil and other necessary pipes) and all machinery and apparatus used in connection therewith as may from time to time be in the demised premises in good and safe working order repair and condition (damage by the Insured Risks excepted unless the policy or policies of insurance effected by the Lessor shall have been rendered void or payment of the insurance monies thereunder be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of the Lessee or any sub-lessee or any person under the control of the Lessee or any sub-lessee) and from time to time to replace the same or any of them by suitable articles or equipment of similar and modern kind and equal value to the reasonable satisfaction of the Lessor or its Surveyors

3.6	Contributions

3.6.1	To pay and contribute one half of all expenses of repairing rebuilding renewing redecorating scouring cleansing maintaining lighting where applicable and insuring the common parts together with one half of the cost of insuring the common parts together with one half of the amount of all rates taxes duties charges assessments levies impositions and outgoings whether parliamentary parochial local or of any other description which are now or may at any time hereafter be taxed assessed charged levied or imposed upon or payable in respect of the common parts provided always that the Tenant shall not be obliged to contribute towards any such costs where such works have been carried out prior to [ ]

3.6.2	To pay the reasonable and proper fees of any managing agents appointed by the Superior Lessor of the Superior Lease for the management of the demised premises

3.7	Repair

As often as may be necessary well and substantially to repair renew rebuild maintain decorate and clean and at all times to put and keep in good and substantial repair and condition the demised premises (damage by the Insured Risks excepted unless the policy or policies of insurance effected by the Lessor been rendered void or payment of the insurance monies be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of Lessee or any sub-lessee or any person under the control the Lessee of or any sub-lessee)

3.8	Paint Exterior

In every third year of the term and also during the last year thereof (howsoever the same may be determined) to paint in a proper and workmanlike manner with two coats at least of good quality paint of a colour which if different from the present colour shall be previously approved in writing by the Lessor or its surveyor (such approval not to be unreasonably withheld or delayed) all outside parts of the demised premises usually painted or which ought to be painted including any stucco work and with every such outside painting to polish all outside parts of the woodwork usually polished and from time to time as the Lessor shall reasonably consider necessary to clean the brickwork and stonework and to restore point and make good the brickwork stucco and stonework where necessary and generally to carry out all such works with good quality materials of their several kinds available and in a good and workmanlike manner

3.9	Paint Interior

In the fifth year of the term and thereafter once in every five years of the term and also during the last three months thereof (howsoever the same may be determined) to paint with two coats at least of good quality paint and in respect of the painting during the last three months of a colour to be previously approved in writing by the Lessor or its Surveyor (such approval not to be unreasonably withheld or delayed) and well and sufficiently to grain varnish paper plaster whiten and emulsion all the interior part of the demised premises as are usually or which ought to be grained varnished papered plastered whitened and emulsioned and generally to redecorate throughout restoring and making good the demised premises and to carry out all the work required by this clause with good quality materials of their several kinds available and in a good and workmanlike manner

3.10	Tenant’s insurance

At all times during the term to insure and keep insured in the joint names of the Lessor and the Lessee with an insurance company to be approved first in writing by the Lessor (such approval not to be unreasonably withheld or delayed) any plate glass in the demised premises against loss damage or destruction for the full replacement value thereof and to pay all premiums necessary for that purpose and whenever required to produce to the Lessor or its agent the policy of insurance and the receipt for the current year’s premium and to cause all money received by virtue of such insurance to be forthwith laid out in reinstating such glass and to make up any deficiency out of its own monies Provided Always that if the Lessee shall at any time fail to keep such insurance or fail to produce the policy or last receipt as aforesaid then the Lessor may (but shall be under no obligation to do so) effect and maintain such insurance and any monies expended by the Lessor for that purpose shall be recoverable from the Lessee on demand

3.11	Inspect

To permit the Lessor and its agents and all others reasonably authorised by the Lessor with or without workmen to enter upon the demised premises at all reasonable times during the term on giving at least forty-eight hours previous written notice (except in emergency) to inspect the same and ascertain how the same are being used and occupied or to estimate the current value thereof for insurance or mortgage or for the purpose of ascertaining the rent of the demised premises or other such purposes and to view the state of repair and condition thereof and to take a Schedule of the Lessor’s fixtures and of any dilapidations and to exercise the rights hereinafter excepted and reserved

3.12	Lessor’s notice

Well and substantially to made good all defects and wants of reparation of which notice in writing shall be given to or left on the demised premises for the Lessee by the Lessor and for which the Lessee is liable hereunder within two calendar months or as soon as reasonably practicable after the giving or leaving of such notice or sooner if requisite but to commence to make good the same within one month after the giving or leaving of such notice or sooner if requisite and if the Lessee fails to comply with any such notice it shall be lawful (but not obligatory) for the Lessor (without prejudice to the right of re-entry hereinafter contained) to enter upon the demised premises to make good the same at the cost of the Lessee which cost shall be repaid by the Lessee to the Lessor on demand together with all solicitors’ and surveyors’ reasonable charges and other expenses which may be incurred by the Lessor in connection therewith together with interest thereon in each case from the date of payment by the Lessor

3.13	Right of entry

To permit the Lessor and its agents at all reasonable times with or without workmen on giving at least forty-eight hours previous notice (except in the case of emergency) to the Lessee where practicable to enter and remain upon the demised premises for the purpose of executing repairs and alterations to adjoining premises such persons causing as little damage and disturbance as possible and forthwith making good all damage done thereby to the demised premises

3.14	Inflammable materials

Not to bring or permit to be brought into the demised premises or to place or store or permit to be placed or stored or to remain in or about the demised premises any article or thing which is dangerous combustible inflammable radio-active toxic corrosive or explosive PROVIDED THAT the Lessee is permitted to keep cosmetic preparations and photographic materials in the demised premises and not to carry on or do or permit to be carried on or done thereon any hazardous trade or act in consequence of which the Lessor would or might be prevented from insuring the demised premises or any adjoining property for the time being owned by the Lessor at the ordinary rate of premium or whereby any insurance effected in respect of any such property would or might be vitiated or prejudiced and not without the written consent of the Lessor to do or allow to be done anything whereby any additional premium may become payable for the insurance of the demised premises or any such adjoining property and then not unless the Lessee shall be willing to bear all extra insurance premiums thereby occasioned and to comply at all times during the term with all conditions and recommendations which may be imposed or made by the insurers with whom the Lessor effects the insurance of the demised premises Provided that the Lessor shall use reasonable endeavours to supply to the Lessee upon request a copy of or extract from any relevant insurance policy and of all endorsements thereon relative to the demised premises

3.15	Heavy objects

3.15.1	Not to suspend or permit to be suspended any weight from the roof or ceilings or roof or ceiling members of the demised premises which is likely to cause damage to the demised premises nor to place or keep or permit to be placed or kept in the demised premises any heavy articles or machinery in such position or in such quantity or weight or otherwise in such manner howsoever as to exceed the load bearing capabilities of the floors or structure of the demised premises and not to do or cause to be done any act which would cause loadings upon or the stability of any neighbouring property or building to be adversely affected

3.15.2	Not to place or permit to be placed or permit to remain any goods parcels refuse or rubbish in or about the common parts staircase lifts corridor landings passages entrances forecourts service and car park areas or courtyards of or within the curtilage of the demised premises or otherwise obstruct or permit the obstruction of the same and not to convey or permit to be conveyed any goods or parcels in the passenger lifts of the demised premises which are likely to exceed their load bearing capabilities

3.16.1	Nuisance

Not to carry on use or permit the demised premises to be used for any noisy noisome offensive or dangerous trade manufacture business or occupation nor for any illegal or immoral purpose nor do or suffer to be done on the demised premises any act matter or thing whatsoever which may be or tend to become an annoyance nuisance damage disturbance or inconvenience to the prejudice of the Lessor or to the adjoining or neighbouring premises or to the owners or occupiers thereof or any of them or which may render the Lessor or the Lessee liable to any notice under any Public Health Act for the time being in force or for any purpose or in any way which would constitute a breach of any of the provisions of any private or public Act or Acts of Parliament for the time being in force or any regulations or by-laws made by any competent public or local authority

3.16.2	Public shows

Not to permit it any sale by auction or public exhibition or public show or spectacle or political meeting to take place on the demised premises

3.17	Use

Not to use or occupy or permit the demised premises to be used or occupied otherwise than for office purposes and for car parking Provided always and the Lessee hereby acknowledges and admits that notwithstanding the foregoing provisions as to the user of the demised premises the Lessor or its agents do not thereby or in any other way give or make or have given or made at any other time any representation or warranty that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Lessor may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that any such use as aforesaid is not a permitted use within such provisions as aforesaid the Lessee shall remain fully bound and liable to the Lessor in respect of the obligations undertaken by the Lessee by virtue of these presents without any compensation recompense or relief of any kind whatsoever

3.18	Alterations

3.18.1	Not to overload the electricity wiring or cables and not to make any alterations or additions to the electrical installation air conditioning apparatus wiring plumbing drainage heating water and other pipes or other services of the demised premises without the prior consent in writing of the Lessor (such consent not to be unreasonably withheld or delayed) and then such alterations are to be in accordance with the terms and conditions laid down by the appropriate Institute or other body if any as the case may be

3.18.2	Not to make any structural alteration or addition whatsoever in or to the demised premises or any part thereof or charge the existing design elevation or appearance or the external decorative scheme thereof or cut maim or remove any of the walls horizontal or vertical beams columns or other parts thereof

3.18.3	Not to make any alterations or additions to or remove any internal partitions which are Lessors fixtures and fittings of a non-load bearing nature without the prior consent in writing of the Lessor such consent not to be unreasonably withheld or delayed so that for the avoidance of doubt consent is not required in respect of any alterations or additions to or for the removal of any internal partitioning of a non-structural nature which are not Lessors fixtures and fittings

3.18.4	Upon making any applications to the Lessor pursuant to the provisions of this Clause the Lessee shall submit to the Lessor at least six copies of the plans and specifications in respect of such works and shall if required supply such further copies as the Lessor may reasonably require

3.18.5	To remedy immediately upon notice in writing from the Lessor’s agents any breach of the covenants in this Clause 3.18 and in the event of failure so to do for the space of fourteen days after such notice then it shall be lawful for the Lessor or its servants contractors agents and workmen to enter upon the demised premises and remove such new buildings structures alterations additions or interferences and execute such other requisite works all expenses of so doing to be paid to the Lessor by the Lessee as a liquidated debt on demand

3.18.6	If the Lessor shall so require at the expiration of the term (howsoever the same is determined) to procure that the demised premises are reinstated to the same state and condition in which they were at the date of grant of the Superior Lease and were before the carrying out of any alterations additions or works to the demised premises such reinstatement and all works in connection therewith to be carried out with good quality materials and in a workmanlike manner to the satisfaction in all respects and under the supervision of the Lessor’s

Surveyor

3.19	Encroachment

Not by building or otherwise to stop up or darken any window or light in the demised premises nor to stop up or obstruct any access of light enjoyed to any premises the estate or interest whereof in possession or reversion now is or hereafter may be in the Lessor or in any person in trust for it nor permit any new wayleave easement right privilege or encroachment to be made or acquired into against or upon the demised premises and in case any such wayleave easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Lessor and to permit the Lessor and its agents to enter upon the demised premises on giving at least forty-eight hours previous written notice to the Lessee for the purpose of ascertaining the nature of any such wayleave easement right privilege or encroachment and at the request of the Lessor but at the cost of the Lessee to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such wayleave easement right privilege or encroachment

3.20	Prescriptive rights

Not to give to any third party any acknowledgement that the Lessee enjoys the access of light to any of the windows or openings in the demised premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any windows or openings and in the event of any of the owners or occupiers of adjacent land or buildings doing anything which obstructs the access of light to any of the said windows or openings to notify the same forthwith upon discovery to the Lessor and to permit the Lessor to bring such proceedings as it may think fit in the name of the Lessee but at the joint cost of the Lessor and the Lessee against any of the owners and/or occupiers of the adjacent land in respect of the obstruction of the access of light to any of the windows or openings in the demised premises

3.21	Adjoining works

Not at any time during the term to bring any action or make any claim or demand on account of any injury to or diminution of light or air to the demised premises or any window or apertures thereof in consequence of the erection of any building or the alteration of any building on any land adjacent neighbouring or opposite to the demised premises for which the Lessor shall have given its consent or for which the Lessor may give its consent pursuant to any power reserved by these presents or in respect of any easement right or privilege granted or to be granted by the Lessor for the benefit of any building erected or to be erected on any land adjacent neighbouring or opposite to the demised premises and (if required) to concur with the Lessor at the Lessee’s expense in any consent which it may give or any grant which it may make as hereinbefore mentioned

3.22	Signs

Not at any time during the term to erect paint affix exhibit or display or permit to be erected painted affixed exhibited or displayed any bill placard advertisement inscription or other sign whatsoever in or upon the demised premises (including the windows thereof) other than as shall previously have been approved in writing by the Lessor such approval not to be unreasonably withheld PROVIDED THAT the Lessee can without such approval erect and display a board upon the demised premises in connection with the letting of the whole or parts of the demised premises

3.23	Cleaning

3.23.1	At all times during the term to keep the demised premises in clean and tidy condition and clear of all rubbish and to clean at least once every month the inside and outside of the windows of the demised premises and all surfaces usually cleaned

3.23.2	At all times during the term to keep and maintain all landscaped areas comprised in the demised premises in a good and tidy condition and properly planted and cultivated to the reasonable satisfaction of the Lessor

3.24	Preparing notices

3.24.1	To pay all reasonable and proper costs and expenses (including Solicitors’ costs and Surveyors’ fees) incurred by the Lessor incidental to the preparation and service of any Notice under Section 146 of the Law of Property Act 1925 and/or incurred in or in contemplation of proceedings under Sections 146 and/or 147 of that Act or any statutory modification or re-enactment thereof notwithstanding in any such case that forfeiture may he avoided otherwise than by relief granted by the Court

3.24.2	To pay all reasonable and proper costs and expenses (including Solicitors’ costs and Surveyors’ fees) incurred by the Lessor incidental to the preparation and service of any Notice and/or Schedule relating to a Schedule of Dilapidations and whether or not the same is served during or after the expiration or sooner determination of the term (howsoever the same may be determined) (but relating in all cases only to dilapidations which accrued prior to the expiration or sooner determination of the term)

3.25	Acts of Parliament

Subject to the provisions of the next following clause hereof to execute all works and do all such things as are or may under or in pursuance of any Act of Parliament (including but without prejudice to the generality of the foregoing the Office Shops and Railway Premises Act 1963 the Defective Premises Act 1972 and the Health and Safety at Work etc. Act 1974 but excluding the Defective Premises Act 1972 in so far as it imposes any obligations upon the Lessor) already or hereafter to be passed be directed or required to be done or executed at any time during the term upon or in respect of the demised premises or the Lessee’s user thereof whether by the Lessor and/or the Lessee thereof (including without prejudice to the generality of the foregoing the erection of notices on the demised premises as prescribed by any such Act of Parliament) and at all times during the term to conform in all respects with the provisions of any instruments regulations orders directions or consents made or issued under any general or local Act of Parliament or deriving validity therefrom and to comply forthwith with any notices which may be served by any competent authority and if called upon so to do to produce to the Lessor all plans and documents and other evidence proving that the provisions of this sub-clause have been performed and save as hereinbefore provided at all times during the term to indemnify the Lessor from and against all actions proceedings costs expenses claims and demands arising out of any failure by the Lessee to observe or perform any of its obligations under these presents and not to do or permit to be done on the demised premises any act or thing whereby the Lessor may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such Act instrument regulation order or direction or consent as aforesaid

3.26	Planning Acts

In relation to the Planning Acts:-

3.26.1	During the term so often as occasion shall require at the expense in all respects of the Lessee to obtain all permissions licences consents and approvals as may be required for the carrying out by the Lessee of any operations on the demised premises or for the institution or continuance or renewal by the Lessee thereon of any use thereof which may constitute development or any step related thereto within the meaning of the Planning Acts but so that the Lessee shall not make an application of any kind under the Planning Acts or give any notice to any Authority of an intention to commence or to carry out any Development or any step related thereto without the previous written consent of the Lessor which shall not be unreasonably withheld or delayed and so that the Lessee shall (if and in so far as it is lawful for the parties hereto to make such an arrangement) indemnify the Lessor against all charges payable in respect of any such application and shall also pay to the Lessor reasonable sums in respect of all professional fees and expenses incurred by the Lessor in connection therewith and the Lessee shall forthwith after the grant or refusal of such application give to the Lessor full particulars in writing thereof and (free of costs to the Lessor) supply a copy thereof for the retention of the Lessor

3.26.2	Not to implement any planning permission licence consent or approval until the same has been submitted to and approved in writing by the Lessor such approval not to be unreasonably withheld or delayed

3.26.3	Unless the Lessor shall otherwise direct to carry out before the expiration or sooner determination of the term (howsoever the same may be determined) any works stipulated to be carried out to the demised premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to the Lessee or to a person deriving title through or under or acting on behalf of the Lessee and to make good all damage thereby caused to the demised premises but so that the Lessee shall if required by the Lessor without delay restore and reinstate all parts of the demised premises affected thereby to the same state and condition in which they were before the carrying out of such works in a good and substantial manner and to the reasonable satisfaction of the Lessor

3.26.4	If called upon so to do to produce to the Lessor all plans documents and other evidence proving that the provisions of this clause 3.26 have been compiled with

3.26.5	Subject as hereinbefore provided at all times during the term to comply in all respects with the Planning Acts so far as the same relate to or affect the demised premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof and to keep the Lessor indemnified in respect thereof

3.27	Tax

Not to do or permit to be done on or in relation to the demised premises or any part thereof any act matter or thing (other than the payment of rent hereunder) which shall render the Lessor liable for any tax levy duty charge or imposition whatsoever whether parliamentary local parochial or otherwise not to dispose of or deal with the demised premises in such a way that the Lessor shall be or become liable for any such tax levy duty charge imposition as aforesaid nor to permit any such dealings or disposition

3.28	Statutory Notices

Within fourteen days of the receipt of same to give or procure to be given to the Lessor a copy of every notice in duplicate of whatsoever nature or kind in any manner affecting or likely to affect the demised premises or the owners tenants or occupiers thereof and if so required in writing by or on behalf of the Lessor to produce or cause to be produced to the Lessor the original thereof and also at the Lessee’s expense without delay to take all reasonable and necessary steps to comply with or procure compliance with every such notice or order and if so required in writing by or on behalf of the Lessor to make or join at the Lessee’s expense with the Lessor and any other person for the time being interested in the demised premises or any adjoining adjacent or neighbouring premises in making such objections or representations against or in respect of any such notice or order or proposal as aforesaid as the Lessor may reasonably require

3.29	Letting and for sale boards

To permit the Lessor at any time during the term (but only during the last six months in the case of a re-letting) to fix and retain in a conspicuous position on the demised premises a notice board or boards for the reletting selling or other dealing with the same (but not so as to restrict or interfere unreasonably with the access of light and air to the demised premises or the Lessee’s business and (in the case of selling) subject to the approval by the Lessee of the form of wording on the notice board such approval not to be unreasonably withheld or delayed) and not to take down or obscure the said notice board and to permit all persons authorised by the Lessor or its agents to view the demised premises by appointment with the Lessee at all reasonable hours without interruption

3.30	Cost of Licences

3.30.1	To pay the Lessor’s reasonable and proper legal and Surveyor’s expenses (including disbursements and stamp duty) on all Licences and the Duplicate copies thereof resulting from all applications by the Lessee for any consent or approval of the Lessor or its surveyors required by these presents including charges fees and disbursements actually incurred in cases where consent is refused or the application is withdrawn and in connection with reinstatement of the demised premises as hereinbefore provided

3.30.2	In the event of the Lessee committing any breach of any covenant contained in these presents whether for the payment of rent or otherwise then if the Lessor shall incur any costs charges and expenses including those of solicitors surveyors architects and bailiffs to indemnify the Lessor in respect thereof

3.31	Reimbursement

In the event of the demised premises or any part thereof or any adjoining or neighbouring premises of the Lessor or any part thereof respectively being damaged or destroyed by the Insured Risks at any time during the term and the insurance money under any such insurance effected thereon by the Lessor being wholly or partly irrecoverable by reason solely or in part of any act or default of the Lessee its agents servants or workmen or of persons occupying or being upon the demised premises or any part thereof with the authority or permission of the Lessee then and in every such case the Lessee will forthwith (in addition to the said rent) pay to the Lessor the whole or (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating or repairing the same (as the case may be) and any dispute as to the proportion to be so contributed by the Lessee or otherwise in respect of or arising out of this provision shall be determined by a single arbitrator appointed by either party in accordance with the provisions of the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

3.32	Alienation

3.32.1	Not to assign charge or part with or share possession of part only or to share possession of the whole of the demised premises nor permit any such assigning charging or parting with or sharing of possession save that the Lessee may share the occupation of the demised premises with any subsidiary or associated company as defined by Section 736 of the Companies Act 1985 or a member of the same group of companies as defined by Section 42 of the Landlord and Tenant Act 1954 without the Lessor’s consent provided that no tenancy is thereby created

3.32.2	Not to assign the whole of the demised premises without first:-

3.32.2.1	obtaining the consent of the Lessor which shall not be unreasonably withheld and of the Superior Landlord;

3.32.2.2	satisfying, both at the date when the application for consent to assign is made and continuously until such consent is given, the circumstances specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and set out in clause 3.32.3; and

3.32.2.3	complying with such of the conditions specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, and set out in clause 3.32.4, as the Lessor may impose.

3.32.3	The circumstances referred to in clause 3.32.2.2 are that:-

3.32.3.1	no sum due from the Lessee under this Lease remains unpaid;

3.32.3.2	in the Lessor’s reasonable opinion the assignee is a person who is likely to be able both to comply with the Lessee’ covenants of this underlease and to continue to be such a person following the assignment:

3.32.3.3	(without prejudice to clause 3.32.3.2) in the case of an assignment to a company which is in the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Lessee, in the Lessor’s reasonable opinion the assignee is a person who is, and will remain, no less likely to be able to comply with the Lessee covenants of this Underlease than the Lessee making the application for the licence to assign (which likelihood is adjudged by reference in particular to the financial strength of that Lessee aggregated with that of any guarantor and the value of any other security for the performance of the lessee covenants of the Lease when assessed at the date of the grant or (where the Lessee is not the person to whom this Lease was originally granted) the assignment of the Lease to that Tenant);

3.32.3.4	where the assignee or any guarantor for the assignee (other than any guarantor under an authorised guarantee agreement) has the benefit of state or diplomatic immunity that assignee or guarantor is the government of the United Kingdom, a department of that government or one of Her Majesty’s Secretaries of State;

3.32.3.5	where the assignee or any guarantor for the assignee (other than any guarantor under an authorised guarantee agreement) is a corporation registered outside England and Wales it is registered in (or, otherwise, is resident in) a jurisdiction in which the order of a court obtained in England and Wales will be enforced against the assignee or guarantor without any consideration of the merits of the case; and

3.32.3.6	where the superior landlord has not given consent to the assignment to the assignee.

3.32.4	The conditions referred to in clause 3.32.2.3 are that:-

3.32.4.1	upon or before any assignment and before giving occupation to the assignee the Lessee making the application for the licence to assign (together with any former Lessee who by virtue of section 11 of the Landlord and Tenant (Covenants) Act 1995 was not released on an earlier assignment of this Lease) shall enter into an authorised guarantee agreement in favour of the Lessor and (if required) any superior landlord in the terms set out in the Fifth Schedule;

3.32.4.2	if so reasonably required by the Lessor the assignee shall upon or before any assignment and before taking occupation procure one or more guarantors reasonably acceptable to the Lessor who shall covenant by way of indemnity and guarantee (if more than one jointly and severally) with the Lessor and (if required) with any superior landlord in the terms set out in Fourth Schedule;

3.32.4.3	if at any time prior to the assignment the circumstances (or any of them) specified in clause 3.32.3 are no longer satisfied the Lessor may revoke the licence by written notice to the Lessee.

3.32.5	Subject as hereinafter provided not to sub-underlet or agree to sub-underlet part only of the demised premises nor to permit any such sub-underletting or agreement to sub-underlet except an accepted part PROVIDED THAT the Lessee shall not create agree to create or permit to be created more than a total number of five sub-underlettings at any one time PROVIDED FURTHER THAT the Lessee can without the Lessors consent grant licences of the whole or parts of the car park area comprised in the demised premises provided that no tenancy is created

3.32.6	Not to sub-underlet or agree to sub-underlet the whole or any accepted part of the demised premises nor to permit any such underletting or agreement to sub-underlet except at a full open market rent without paying or accepting a fine or premium and to ensure that in every sub-underlease and agreement for sub-underlease of the demised premises or any part thereof there are provisions requiring the rent thereby reserved to be reviewed at the same time and in the same manner as mentioned in these presents.

3.32.7	Not to sub-underlet or agree to sub-underlet the whole or any accepted part of the demised premises nor permit any sub-underlettings or agreements to sub-underlet for all or any part of the term without in every case the licence in writing of the Lessor which shall not be unreasonably withheld Provided Always that upon the grant by the Lessee of any such sub-underlease the same shall be made subject to the lessees covenants and the conditions herein contained (except the covenant to pay rent) so far as the same apply to the sub-underlet premises and Provided Further That the Lessor may as a condition of such consent require the sub-underlessee to execute and deliver to the Lessor a deed to be prepared by the Lessor’s solicitors at the cost of the Lessee containing a covenant by the intended sub-underlessee directly with the Lessor to perform and observe during the term granted to the sub-underlessee directly with the Lessor to perform and observe during the term granted to the sub-

underlessee or (if earlier) until the sub-underlessee is released from its liabilities to the Lessee pursuant to the provisions of the Landlord and Tenant (Covenants) Act 1995 the covenants (other than the covenant to pay the rent hereby reserved but including this present covenant) by the Lessee and the conditions contained in this lease so far as the same apply to the underlet premises in the same manner as if such covenants and conditions were repeated in extenso in such deed with the substitution of the name of the intended sub-underlessee for the name of the Lessee and with such other alterations as the deaths of the parties or as other circumstances shall render necessary.

3.32.8	On the grant of any permitted sub-underlease to obtain therein and at all times thereafter to enforce performance and observance of covenants on the part of the sub-underlessee as follows:-

3.32.8.1	an absolute covenant not to assign any part of the sub-demised premises (here meaning a portion only and not the whole thereof) nor to demise underlet or otherwise part with possession of any part of the sub-demised premises (other than an accepted part) or to share occupation of the whole or any part thereof for all or any part of the sub-term save that the sub-underlessee may share the occupation of the sub-demised premises with any subsidiary or any associated company as defined by section 736 Companies Act 1967 or with members of the same group of companies as defined by section 42 Landlord and Tenant Act 1954 so long as such companies remain within the same group of companies and on the basis that no relationship of Landlord and Tenant is thereby created.

3.32.8.2	a qualified covenant not to assign demise underlet or otherwise part with possession of the whole (or in the case of a demise or underletting only an accepted part) of the sub-demised premises without the licence in writing of the Lessor the grant of which shall be subject to the same provisions contained in this clause 3.32 including a requirement for the sub-underlessee on any assignment to enter into an authorised guarantee agreement in favour of the Lessor and the Lessee pursuant to section 16 of the said 1995 Act in terms set out in the Fifth Schedule under which the sub-underlessee (a) guarantees the performance by its intended assignee of all the covenants and conditions on the part of the sub-underlessee to be performed under the sub-underlease (b) the sub-underlessee is liable to the Lessee and the Lessor as principal debtor (c) the sub-underlessee will in the event of the sub-underlease being disclaimed by or on behalf of the intended assignee take from the Lessee but only if so required by the Lessee by written notice to it within three months after such disclaimer a grant of another sub-underlease of the sub-demised premises for the residue of the sub-term unexpired at the date of such disclaimer at the same rent thereinbefore reserved subject to the like covenants and provisos as are therein contained the sub-underlessee on the execution of such further sub-underlease to execute and deliver to the Lessee a counterpart thereof and (d) there are included incidental or supplementary provisions as are made pursuant to section 16(5)(d) of the said 1995 Act.

3.32.8.3	a covenant that the sub-underlessee will cause to be inserted in every sub-underlease whether immediate or derivative covenants on the part of the relevant sub-underlessee corresponding to the covenants numbered (i) and (ii) above and that the sub-underlessee will at all times thereafter enforce the same.

3.32.9	Not to sub-underlet nor to permit any sub-underletting of any accepted part of the demised premises without there first being obtained an Order of the Court under section 38(4) of the Landlord and Tenant Act 1954 (as amended by section 5 of the Law of Property Act 1969) authorising the exclusion of sections 24-28 (inclusive) of that Act in relation to the proposed sub-underletting any such sub-underlease to include an agreement on the part of the lessor and lessee excluding such sections in relation to the tenancy thereby created.

3.32.10	Not to charge the whole of the demised premises without the consent of the Lessor which shall not be unreasonably withheld and of the superior landlord

3.33	Registration

Within twenty-one days after the date of any assignment of these presents or the grant of any sub-underlease of the whole or any part of the demised premises or any assignment of such sub-underlease or the execution of any mortgage or charge affecting these presents or any such sub-underlease as aforesaid or any transfer or discharge of any such mortgage or charge or any devolution of the term granted by these presents or of any such sub-underlease as aforesaid by will intestacy assent or operation of law or any permitted sharing of possession of the demised premises to give notice thereof in writing with particulars thereof to the solicitors for the time being of the Lessor and to produce or cause to be produced to them (without any demand by any person) for registration a certified copy of the deed document or instrument effecting such assignment sub-underlease assignment of sub-underlease mortgage charge transfer or discharge or mortgage or charge or devolution as aforesaid and to pay or cause to be paid to the solicitors for the Lessor their reasonable and proper fee for the registration thereof together with any fees payable to any superior landlord

3.34	Yield Up

At the expiration or sooner determination of the term (howsoever the same may be determined):-

3.34.1	quietly to yield up unto the Lessor the demised premises and any plant installation apparatus and machinery used in connection therewith in such good and substantial repair and condition and in such good decorative and clean condition and otherwise as shall be in accordance with the covenants on the part of the Lessee herein contained together with all fixtures fittings improvements and additions which now are or may at any time hereafter be in or about the demised premises (but excepting Lessee’s and trade fixtures and fittings) and in case any of the Lessor’s fixtures and fittings shall be missing broken damaged or destroyed forthwith to replace them with other of a similar character and of equal value and to remove every moulding sign writing or painting of the name or business of the Lessee or other occupiers from the demised premises and to remove the Lessee’s fixtures fittings furniture and effects making good all damage caused to the demised premises by such removal and

3.34.2	to ensure that vacant possession is given of the whole of the demised premises

3.35	VAT

3.35.1	To pay on demand Value Added Tax (or any other similar tax levied in addition thereto or in substitution thereof) charged on all sums payable by the Lessee hereunder and to keep the Lessor indemnified in respect thereof

3.35.2	Every obligation on the Tenant under or in connection with this lease to indemnify the Landlord or any other person against any liability includes an obligation to indemnify against any VAT chargeable in respect of that liability.

3.36	Head Lease Covenants

To observe and perform the covenants on the part of the Lessor except as varied hereby (other than as to payment of rent and insurance premium of the demised premises) and the conditions contained in the Superior Lease

3.37	Compliance with Construction Regulations

3.37.1	Where the Construction Regulations apply, to plan, carry out and complete any works to the demised premises in all respects in accordance with the Construction Regulations.

3.37.2	Before commencing any works to which the Construction Regulations apply, to make a declaration that the Lessee is the client in respect of those works for the purposes of the Construction Regulations and to give to the Lessor a copy of that declaration and of the acknowledgement of it from the Health and Safety Executive (or such other authority as may from time to time be appropriate under the Construction Regulations).

3.37.3	Within one month after completion of any works to which the Construction Regulations apply to give to the Lessor all necessary details of those works for the health and safety file required to be maintained under the Construction Regulations and if the Lessee shall fail to do so the Lessor may enter the demised premises to carry out at the cost of the Lessee such inspections and investigations (including removing or making copies of any documents) necessary to enable the Lessor to make a complete record of those works and to obtain such other information as that file should contain.

3.37.4	Where the Construction Regulations apply to any works undertaken by the Lessee or any undertenant to procure in favour of the Lessor a royalty-free irrevocable non-exclusive licence (which may be assigned or in respect of which sub-licences may be granted) to use and reproduce any and all documents relating to those works contained in the health and safety file and the designs and inventions contained in them for any purpose whatsoever connected with the demised premises.

3.37.5	To permit the Lessor to enter the demised premises to inspect and take copies of any health and safety file maintained by the Lessee or any undertenant under the Construction Regulations.

3.37.6	At the expiry or sooner determination of the term to give to the Lessor any health and safety file relating to the demised premises maintained by the Lessee or any undertenant pursuant to the Construction Regulations.

3.38	Consent to Lessor’s release

Not unreasonably to withhold consent to a request made by the Lessor under section 8 of the Landlord and Tenant (Covenants) Act 1995 for a release from the landlord covenants of this lease.

4.	LESSOR’S COVENANTS

4.1	THE LESSOR HEREBY COVENANTS with the Lessee as follows:

4.2	Quiet Enjoyment

That the Lessee paying the rent hereby reserved and observing and performing the Lessee’s covenants and conditions herein contained shall and may peaceably hold and enjoy the demised premises during the term without any lawful interruption by the Lessor or any person rightfully claiming through under or in trust for it or by title paramount

4.3	Head Lease

To pay the rent reserved by the Superior Lease and to perform and observe the covenants and conditions contained therein except so far as the same fall to be performed and observed by the Lessee under the provisions of this Underlease and at the request and cost of the Lessee to use reasonable endeavours to procure the performance and observance of the covenants on the part of the superior landlord contained in the Superior Lease for the benefit of the Lessee and to forthwith account to the Lessee for payment of any monies received by the Lessor from the Superior Landlord pursuant to such covenants

5.	GENERAL PROVISIONS

5.1	PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

52	Re-entry

That if the rent hereby reserved or any part thereof shall at any time be in arrear and not received by the Lessor for fourteen days after the same shall have become due (whether legally demanded or not) or if there shall be any breach of any of the covenants on the part of the Lessee contained in these presents or if the Lessee shall permit any execution or distress to be levied on the demised premises or the contents thereof or shall enter into liquidation whether compulsory or voluntary (other than voluntary liquidation of a solvent company for the purpose of amalgamation or re-construction) or being a limited company shall change to unlimited or vice versa or if a receiver shall be appointed or if the Lessee being an individual shall enter into any composition with his creditors generally or shall be adjudicated bankrupt or commit any act of bankruptcy then and in any such case it shall be lawful for the Lessor at any time thereafter into and upon the demised premises in the name of the whole to re-enter and the same to have again repossess and enjoy as in their former estate and thereupon the term shall absolutely cease and determine but without prejudice to any right of action of the Lessor in respect of any antecedent breach of any of the covenants by the Lessee contained in these presents

5.3	Service of Notices

5.3.1	A notice under this lease must be in writing and is validly served if the recipient or its authorised agent acknowledges receipt or if:-

5.3.1.1	it is delivered by hand, or sent by registered post or recorded delivery post;

and

5.3.1.2	it is delivered or sent to any of the following addresses:-

5.3.1.2.1	the recipient’s registered office (if the recipient is a company incorporated in Great Britain); or

5.3.1.2.2	the demised premises if the recipient is the current Lessee or Surety of the current Lessee; or

5.3.1.2.3	the latest address notified by the recipient to the Lessor (where the recipient is either the Lessee or the Guarantor) or to the Lessee or the Guarantor (where the recipient is the Lessor); or

5.3.1.2.4	where no other provision of clause 5.3.1.2 applies the recipient’s address given in this lease.

5.3.2	Unless it is returned undelivered, a notice sent by registered post or recorded delivery post is to be treated as served on the third working day after posting (Saturdays, Sundays, Christmas Day, Good Friday, and statutory bank holidays and other public holidays not being working days for the purposes of this clause 5.3) whenever and whether or not it is received.

5.3.3	A notice under this lease to the current Lessee or the Guarantor of the current Tenant is sufficiently served if it is addressed to the Lessee or Guarantor by that designation and without its name.

5.3.4	In this clause 5.3 “Guarantor” includes a person who has entered into an authorised guarantee agreement.

5.3.5	The provisions of this clause 5.3 do not preclude the service of a notice under this lease by any other method authorised by any statute.

5.4	Dealings with adjoining property

That nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Lessee any easement right or privilege whatsoever over or against any adjoining or neighbouring property which now or hereafter shall belong to the Lessor which would or might restrict or prejudicially affect the future rebuilding alteration or development of such adjoining or neighbouring property and that the Lessor shall have the right at any time to make such alterations to or to pull down and rebuild or redevelop any such adjoining or neighbouring property as it may deem fit without obtaining any consent from or making any compensation to the Lessee

5.5	Right to Develop

That nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or building not comprised in these presents or give the Lessee the benefit of or the right to enforce or to have enforced or to permit the release or modification of any covenant agreement or condition entered into by any purchaser from or by any lessee or occupier of the Lessor in respect of property not comprised in these presents or to prevent or restrict in any way the development of any land not comprised in these presents

5.6	Disputes

5.6.1	That any disputes arising as between the Lessee and/or the Lessee it on the one hand and the Lessees or occupiers of adjoining or neighbouring property on the other hand as to any easement right or privilege in connection with the user of the demised premises and the adjoining or neighbouring property or as to the party or other walls separating the demised premises from the adjoining property or as to the amount of any contribution towards the expenses of works to services used in common with any other property shall in every such case be referred to and be decided by the Lessor’s Surveyors whose decision shall be binding upon all parties to the dispute

5.6.2	Where any issue question or matter arising out of or under or relating to the Superior Lease also affects or relates to the provisions of this Lease it is to be determined as provided by the Superior Lease and the determination of such issue question or matter pursuant to the provisions of the Superior Lease shall be binding on the Lessee as well as the Lessor for the purposes both of the Superior Lease and this Lease.

5.7	Cesser

In the event of the destruction or damage of the demised premises or any material part thereof by any of the Insured Risks so as to be unfit for occupation and use then and in every such case (unless such insurance shall have become void or payment of the insurance moneys be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of the Lessee or any sub-lessee or any person under the control of the Lessee or sub-lessee) the rents hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date of such damage or destruction until the demised premises shall have been rebuilt or reinstated and made fit for occupation and use (or if earlier until the expiration of five years from the date when such suspension of rent commenced) and in case of dispute touching this provision the same shall be referred to the award of a single arbitrator to be appointed by the parties or (if the parties cannot agree upon one) at the request of either party by the President pursuant to the Arbitration Act 1996 or any statutory modification thereof for the time being in force 5.8 Superior Landlords

The powers rights matters and discretions reserved to the Lessor by these presents shall also be reserved to or be exerciseable by any superior landlord its servants agents or workmen and if the Lessee shall do or propose to do any matter or thing for which the consent of the Superior Landlord shall be required then the Lessee shall bear the cost of obtaining such consent together with all surveyors’ professional or other fees and disbursements in connection therewith and shall indemnify the Lessor against the same and the Lessor shall not be deemed to be unreasonably withholding consent in any matter where any superior landlord’s consent is required and the Lessor is unable to obtain it

5.9	Break Right

5.9.1	In this clause 5.9 the following expressions have the following meanings respectively:-

5.9.1.1	“Break Date” 24th June 2005;

5.9.1.2	“Break Notice” a notice to terminate this lease served in accordance with clause 5.9.2

5.9.2	Provided it paid the rent due hereunder both at the date of the Break Notice and the Break Date the Lessee may terminate this lease on the Break Date by giving notice in writing to that effect to the Lessor not more than 18 months nor less than 6 months before the Break Date

5.9.3	If a Break Notice is given in accordance with clause 5.9.2 this lease will terminate on the Break Date but without prejudice to the rights of either party in respect of any breaches occurring before the Break Date.

6	GUARANTEE

The Surety covenants with the Lessor by way of indemnity and guarantee in terms set out in the Fourth Schedule

7	LANDLORD AND TENANT (COVENANTS) ACT 1995

This lease is a new tenancy within the meaning of the Landlord and Tenant (Covenants) Act 1995.
IN WITNESS whereof these presents have been duly executed as a deed by the parties hereto the day and year first before written
THE FIRST SCHEDULE
(Easements and other rights included in the demise)
THE RIGHTS for the Lessee and all others authorised by it in common with the superior landlords and all other persons having the like rights:-
(i)	Of way and to use and enjoy the service roads car park areas pedestrian paved areas pedestrian balcony and other facilities comprising the common parts and for all purposes connected with the Lessee’s permitted user of the demised premises

(ii)	Of passage of water soil gas electricity through the channels sewers drains water courses pipes and cables for the time being belonging to or running through or under any adjoining or contiguous premises and of making connections with such channels sewers drains watercourses pipes and cables or any of them for the purpose of exercising the aforesaid rights or any of them and all other rights easements and appurtenances belonging or appertaining to the demised premises

(iii)	of support protection and shelter as the same are at present enjoyed from the buildings adjoining the demised premises

(iv)	of way over the pathway shown coloured yellow on the Plan numbered 994/102/B for the purpose only of emergency escape & access to the refuse store
THE SECOND SCHEDULE
(Exceptions and Reservations out of the demise)
The rights for the superior landlords and all others entitled thereto as follows:-
(i)	The right of passage of water soil gas and electricity through the channels sewers drains watercourses pipes and cables for the time being belonging to or running through or under the demised premises and of making connection with such channels sewers drains watercourses pipes and cables or any of them for the purpose of exercising the aforesaid rights

(ii)	The rights of support protection and shelter to the buildings adjoining the demised premises as the same are at present enjoyed

(iii)	All other rights easements and appurtenances belonging or appertaining to any adjoining or contiguous premises

(iv)	The right to use or permit the use by the Hounslow Arts Trust Limited and its successors in title (hereinafter referred to as “the Trust”) of 32 spaces in the car park comprised in the demised premises between the hours of 18.30 and 24.00 from Mondays to Fridays and all day on Saturdays and Sundays and Bank Holidays (hereinafter referred to as “the specified times”) and IT IS HEREBY AGREED AND DECLARED that in the event of some or all of the other spaces in the said car park ceasing to be required by the Lessee for its use during the specified times the Lessee shall before making any other arrangements for their use offer those spaces to the Superior Landlord for use by it or by the Trust during the specified times in addition to the 32 spaces referred to above such additional spaces to be used on terms and conditions to be agreed

(v)	The right to permit the public on foot only to pass and re-pass along the footpath shown coloured red on Plan No. 994/101/B annexed hereto at any time or times as the superior landlord may decide subject only to the right of the Lessor and the Lessee with the prior written consent of the superior landlord to close the said footpath from time to time for the purpose of carrying out repairs and maintenance thereto or to adjoining land
THE THIRD SCHEDULE
(Rent Review Provisions)
Definitions
In this Schedule
(a)	“Review Date” means the twenty fourth day of June in the year 2005 and any other date that becomes a Review Date pursuant to the provisions hereof

(b)	“Market Rent” means the yearly rent at which the demised premises might reasonably be expected to be let by a willing lessor to a willing lessee in the open market at the relevant Review Date for a term equal to the residue of the term of this Lease or (if longer) for a term of fifteen years with vacant possession and for the use or uses permitted under these presents but otherwise upon the terms of these presents (other than the amount of rent but including the provision for rent review) and upon the suppositions (if not facts)that:-
(i)	the Lessee has fully complied with all the covenants and obligations on its part herein imposed and

(ii)	that the demised premises are fit for immediate occupation and use by the Lessee for the use permitted by this Lease and

(iii)	that no work act or thing has been carried out or done by the Lessee or its permitted subtenants) or its or their predecessors in title during the said term which has diminished the rental value of the demised premises and

(iv)	that in the event that the demised premises have been destroyed or damaged they have been fully restored but disregarding (i) any goodwill attached to the demised premises by reason of the carrying on thereat by the Lessee or its predecessors in title of any business (ii) any effect on rent of any alteration or improvement to the demised premises made (otherwise than pursuant to any obligation of the Lessee to carry out such work) by the Lessee or its predecessors in title during the term of and with the previous written consent of the Lessor and (iii) any effect on rent of the fact that the Lessee or any permitted undertenant or its or their predecessors in title has or have been in occupation of the demised premises or any part thereof

(c)	“Surveyor” means a surveyor agreed upon by the Lessor and the Lessee or in default of agreement appointed by the President

(d)	“Act” includes any statutory instrument or order

(e)	“Agree” or “Agreed” means agree or agreed in writing between the Lessor and the Lessee
Agreement as to the amount of yearly rent
From each Review Date the yearly rent payable under these presents shall be such as may at any time be agreed between the Lessor and the Lessee as the rent payable from the Review Date or (in default of such agreement) whichever is the greater of
(a)	The Market Rent

or

(b)	the yearly rent (excluding insurance rent and service charge) contractually payable under these presents immediately before that Review Date
Determination by surveyor in the event of no Agreement
If by a date three months before a Review Date the rent payable from that Review Date has not been agreed the Lessor and the Lessee may agree upon a person to act as the Surveyor who shall determine that Market Rent but in default of such agreement then the Lessor or the Lessee may at any time whether before or after the Review Date make application to the President to appoint a surveyor to determine the Market Rent and such application shall request that the surveyor to be appointed shall be a specialist in the letting of office premises in the area in which the demised premises are situate
Provisions as to Surveyor
(a)	That the Surveyor appointed in respect of that review shall act as an expert and not as an arbitrator the Lessor and the Lessee shall each be responsible for one half of his fees and if either shall pay the whole thereof he shall be entitled to recover half thereof from the other
(b)	If the Surveyor refuses to act or is incapable of acting or dies the Lessor or the Lessee may apply to the President for the further appointment of a surveyor
Payment of rent until ascertainment
If by a Review Date the rent payable from that Review Date has not been ascertained pursuant to this Schedule the Lessee shall continue to pay rent at the rate previously payable and on the quarter day next after such ascertainment the Lessee shall pay to the Lessor the difference for the period commencing on the relevant Review Date and ending on that quarter day between the rent paid and the rent so ascertained together with interest at the rate paid from time to time on money lodged with Lloyds Bank Plc on seven day call
Effect of rent control
If at any Review Date there is by virtue of any Act a restriction upon the Lessor’s right to review the rent or if at any time there is by virtue of any Act a restriction upon the right of the Lessor to recover rent otherwise payable then upon the ending removal or modification of such restriction the Lessor may at any time thereafter give to the Lessee not less than one month’s written notice requiring an additional rent review upon a quarter day after the date of the notice specified. therein which quarter day shall for the purpose of this Schedule be a Review Date
Recording of Yearly Rent
So soon as and on each occasion on which the Yearly Rent hereinbefore reserved and payable from each Review Date has been agreed or determined in manner hereinbefore provided details of the amount of the Yearly rent shall be entered in a Memorandum endorsed hereon and a separate memorandum shall be signed by or on behalf of the Lessor and the Lessee respectively at the cost of the Lessor and the Lessee
Construction
It is hereby agreed and declared that time shall not be of the essence in the construction of this clause and that the Lessor may at any time require the yearly rent payable by the Lessee hereunder to be reviewed in accordance with the provisions of this Schedule in respect of any review period notwithstanding that the Review Date shall have passed
FOURTH SCHEDULE
Contractual Guarantee
1.	In this Schedule:-

1.1	“Principal” means the person who is or is to become the Lessee and whose obligations under this lease and any authorised guarantee agreement the Guarantor has been required by the Lessor to guarantee. but shall not include any successor in title of that person;

1.2	“Trigger Event” means:-

1.2.1	disclaimer of this lease while the Principal is bound by the Lessee covenants of this lease,

1.2.2	forfeiture of this lease while the Principal is bound by the Lessee covenants of this lease; or

1.2.3	while the Principal (being a corporation) is the Lessee, the dissolution or ceasing to exist of the Principal; and

1.3	the Guarantor covenants as principal debtor and by way of indemnity and guarantee.

2.	The liability of the Guarantor shall not be affected by:-

2.1	any time or indulgence granted by the Lessor to the Principal:

2.2	any variation of this lease by agreement between the Lessor and the Lessee;

2.3	the Principal being dissolved or otherwise ceasing to exist:

2.4	the surrender of part of the demised premises the Tenant in which event the liability of the Guarantor under this Lease is to continue in respect of the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140

2.5	any other act or thing by which the Guarantor would otherwise have been released other than a specific release of the Guarantor.

3.	The Guarantor covenants with the Lessor that while the Principal is bound by the Lessee covenants of this lease:-

3.1	the Principal will pay the rents reserved by this lease and observe and perform the Lessee covenants contained in this lease: and

3.2	if the Principal fails to pay the rent or to observe and perform the Lessee covenants or if the Lessor refuses any tender of rent (at a time when the Lessor is entitled or would, after service of a notice under section 146 of the Law of Property Act 1925, be entitled to re-enter the demised premises) the Guarantor will:-

3.2.1	pay the rent and observe and perform the Lessee covenants: and

3.2.2	indemnify the Lessor against all claims, demands, loss, damages, liability, costs and expenses sustained by the Lessor by reason of or arising in any way out of the Principal’s failure to pay the rent or to observe and perform the Lessee covenants.

4.1	Paragraphs 4.2 and 4.4 of this Schedule apply (without prejudice to any other rights of the Lessor against the Guarantor or any other person) if there is a Trigger Event.

4.2	The Guarantor covenants that, if required in writing by the Lessor within two months of the Lessor receiving notice of a Trigger Event occurring, the Guarantor will enter into a new lease of the demised premises on the terms set out in paragraph 4.3 of this Schedule and shall:-

4.2.1	pay the costs of the new lease; and

4.2.2	execute and deliver to the Lessor a counterpart of the new lease.

4.3	The new lease referred to in paragraph 4.2 of this Schedule shall take effect from the date of the Trigger Event and shall be on the following terms:-

4.3.1	for a term equal to the residue of the term of this lease which would have remained had the Trigger Event not occurred:

4.3.2	the rent reserved by this lease on the date of the Trigger Event (or, if required by the Lessor, such higher rent as would have been reserved by this lease on the date on which the new lease is granted if this lease had continued in force and the rent had been reviewed in accordance with the terms of this lease) subject to review on the same terms and dates as provided by this lease; and

4.3.3	otherwise subject to the same covenants and conditions as in this lease (save that the Guarantor shall not be required to procure a guarantor of its obligations under the new lease).

4.4	The Guarantor covenants with the Lessor to pay on demand an amount calculated in accordance with paragraph 4.5 of this Schedule if:-

4.4.1	a Trigger Event occurs; and

4.4.2	the Guarantor’s obligations under paragraph 3 of this Schedule are determined; and

4.4.3	the Lessor does not require the Guarantor to accept a new lease in accordance with paragraph 4.2 of this Schedule; and

4.4.4	either (in the case of disclaimer) no vesting order is made in respect of this lease or (in the case of forfeiture) relief from forfeiture has not been granted to any person.

4.5	The amount referred to in paragaph 4.4 of this Schedule shall be equal to the rent reserved by this lease for the period commencing with the date of the Trigger Event and ending on the earlier of:-

4.5.1	the date six months after the Trigger Event; and

4.5.2	the date (if any) upon which the demised premises are re-let.

5.1	Paragraph 5.2 of this Schedule applies while the Principal is bound by an authorised guarantee agreement.

5.2	The Guarantor covenants with the Lessor that:-

5.2.1	the Principal will observe and perform its obligations in the authorised guarantee agreement; and

5.2.2	if the Principal fails to observe and perform its obligations in the authorised guarantee agreement the Guarantor will:-

5.2.2.1	observe and perform those obligations; and

5.2.2.2	indemnify the Lessor against all claims, demands, loss, damages, liability, costs and expenses sustained by the Lessor by reason of or arising in any way out of the Principal’s failure to observe and perform those obligations.

6.	Any provision of this Schedule which is rendered void by virtue of section 25 of the Landlord and Tenant (Covenants) Act 1995 shall be severed from all remaining provisions and the remaining provisions shall be preserved.

7.	If any provision in this Schedule extends beyond the limits permitted by section 25 of the Landlord and Tenant (Covenants) Act 1995 that provision shall be deemed to be varied so as not to extend beyond those limits.
FIFTH SCHEDULE
Authorised Guarantee Agreement
1.	In this Schedule:-

1.1	“Assignor” means the Lessee who has applied for licence to assign (but includes any former Lessee who by virtue of section 11 of the Landlord and Tenant (Covenants) Act 1995 was not released on any earlier assignment of this lease) and where more than one person comprises the Assignor the expression shall include all or either of any such persons and obligations expressed or implied to be made by any of them shall be deemed to be made by such persons jointly and severally;

1.2	“Assignee” means the person to whom this lease is to be assigned;

1.3	“Trigger Event” means:-

1.3.1	disclaimer of this lease,

1.3.2	forfeiture of this lease; or

1.3.3	while the Assignee (being a corporation) is the Lessee, the dissolution or ceasing to exist of the Assignee; and

1.4	the Assignor covenants as principal debtor and by way of indemnity and guarantee.

2.	The liability of the Assignor shall not be affected by:-

2.1	any time or indulgence granted by the Lessor to the Assignee:

2.2	any variation of this lease by agreement between the Landlord and the Assignee;

2.3	the Assignee being dissolved or otherwise ceasing to exist:

2.4	the surrender of part of the demised premises by the Assignee in which event the liability of the Assignor under this Lease is to continue in respect of the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140

2.5	any other act or thing by which the Assignor would otherwise have been released other than a specific release of the Assignor.

3.	The Assignor covenants with the Lessor that, while the Assignee is bound by the Lessee covenants of this lease:-

3.1	the Assignee will pay the rents reserved by this lease and observe and perform the Lessee covenants contained in this lease; and

3.2	if the Assignee fails to pay the rent or to observe and perform the Lessee covenants or if the Lessor refuses any tender of rent (at a time when the Lessor is entitled or would, after service of a notice under section 146 of the Law of Property Act 1925, be entitled to re-enter the Premises) the Assignor will:-

3.2.1	pay the rent and observe and perform the Lessee covenants: and

3.2.2	indemnify the Lessor against all claims, demands, loss, damages, liability, costs and expenses sustained by the Lessor by reason of or arising in any way out of the Assignee’s failure to pay the rents or to observe and perform the Lessee covenants.
4.1	Paragraphs 4.2 and 4.4 of this Schedule apply (without prejudice to any other rights of the Lessor against the Assignor or any other person) if there is a Trigger Event.

4.2	The Assignor covenants that, if required in writing by the Lessor within two months of the Lessor receiving notice of a trigger Event occurring, the Assignor will enter into a new lease of the demised premises on the terms set out in paragraph 4.3 of this Schedule and shall:-

4.2.1	pay the costs of the new lease; and

4.2.2	execute and deliver to the Lessor a counterpart of the new lease.

4.3	The new lease referred to in paragraph 4.2 of this Schedule shall take effect from the date of the Trigger Event and shall be on the following terms:-

4.3.1	for a term equal to the residue of the term of this lease which would have remained had the Trigger Event not occurred;

4.3.2	at the rent reserved by this lease on the date of the Trigger Event (or, if required by the Lessor, such higher rent as would have been reserved by this lease on the date on which the new lease is granted if this lease had continued in force and the rent had been reviewed in accordance with the terms of this lease) subject to review on the same terms and dates as provided by this lease; and

4.3.3	otherwise subject to the same covenants and conditions as in this lease (save that the Assignor shall not be required to procure an authorised guarantee agreement in respect of its obligations under the new lease).

4.4	The Assignor covenants with the Lessor to pay on demand an amount calculated in accordance with paragraph 4.5 of this Schedule if:-

4.4.1	a Trigger Event occurs; and

4.4.2	the Assignor’s obligations under paragraph 3 of this Schedule are determined; and

4.4.3	the Lessor does not require the Assignor to accept a new lease in accordance with paragraph 4.2 of this Schedule; and

4.4.4	either (in the case of disclaimer) no vesting order is made in respect of this lease or (in the case of forfeiture) relief from forfeiture has not been granted to any person.

4.5	The amount referred to in paragaph 4.4 of this Schedule shall be equal to the rent reserved by this lease for the period commencing with the date of the Trigger Event and ending on the earlier of:-

4.5.1	the date six months after the Trigger Event; and

4.5.2	the date (if any) upon which the demised premises are re-let.

5.	Any provision of this Schedule which is rendered void by virtue of section 25 of the Landlord and Tenant (Covenants) Act 1995 shall be severed from all remaining provisions and the remaining provisions shall be preserved.

6.	If any provision in this Schedule extends beyond the limits permitted by section 25 of the Landlord and Tenant (Covenants) Act 1995 that provision shall be deemed to be varied so as not to extend beyond those limits.
The common seal of TOTAL RESEARCH LIMITED was affixed to this deed in the presence of:-
[ILLEGIBLE]

director [ILLEGIBLE]	[SEAL]

secretary [ILLEGIBLE]
Signed as a deed on behalf of TOTAL RESEARCH CORPORATION a company incorporated under the laws of Delaware USA by being [a] person[s] who, is accordance with the laws of that territory is/are acting under the authority of the company
Authorised signatory
[ILLEGIBLE]